EXHIBIT 99.1

YUME REPORTS FOURTH QUARTER AND FULL YEAR 2015 FINANCIAL RESULTS

Board Authorizes $10 Million Share Repurchase Program

Redwood City, Calif. – February 18, 2016 – YuMe, Inc. (NYSE: YUME), the global audience technology company powered by data-driven insights and multi-platform expertise, today announced its financial results for the fourth quarter and full year ended December 31, 2015. Additionally, the Company announced today that its board of directors has authorized a $10 million share repurchase program. This authorization is the first in the Company’s history, and it represents approximately nine percent of the Company’s outstanding shares, based on recent trading prices.

Fourth quarter and full year 2015 financial highlights include:

Fourth Quarter 2015

●	Revenue of $53.8 million, compared to $57.1 million in the fourth quarter of 2014 (Q4 2014);
●	Adjusted EBITDA[1] profit of $5.6 million, compared to an adjusted EBITDA profit of $4.6 million in Q4 2014;

●	Adjusted EBITDA margin of 10.4%, compared to 8.1% in Q4 2014;

●	Net income of $1.6 million, or $0.05 per diluted share, compared to net income of $1.9 million, or $0.06 per diluted share, in Q4 2014.

Full Year 2015

●	Revenue of $173.3 million, compared to $177.8 million in 2014;
●	Adjusted EBITDA[1] loss of $1.6 million, compared to an adjusted EBITDA profit of $1.4 million in 2014;
●	Net loss of $16.7 million, or $0.49 per diluted share, compared to net loss of $8.7 million, or $0.27 per diluted share, in 2014;
●	$60.2 million in cash, cash equivalents and marketable securities and no debt as of December 31, 2015.

“Our fourth quarter highlights included solid revenue and adjusted EBITDA performance, and the completion of our end-to-end programmatic buildout with the on-time launch of our YuMe for Publishers sell-side platform,” said Jayant Kadambi, Chairman and Chief Executive Officer of YuMe. “In 2016, we are going to market aggressively with our programmatic offerings, while expecting to reduce operating expenses from 2015 levels. As our new share repurchase program illustrates, we are confident in our business.”

Customer highlights include:

●	601 advertising customers for the fourth quarter of 2015, an increase of 12% from 539 in Q4 2014;
●	1,001 advertising customers for 2015, an increase of 14% from 880 for 2014.

Highlights for advertising customers accounting for a minimum of $100,000 in annual revenue in the years 2015 and 2014 include:

●	285 advertising customers for both 2015 and 2014;
●	Average revenue per advertising customer of $547,000 for 2015, a decrease of 3% from $565,000 for 2014.

1 Adjusted EBITDA is a non-GAAP financial measure that we calculate as net income, adjusted to exclude income taxes, interest, depreciation and amortization, and stock-based compensation. We believe that adjusted EBITDA provides useful information to investors in understanding and evaluating our operating results in the same manner as management and the board of directors. This non-GAAP information is not necessarily comparable to non-GAAP information of other companies. Non-GAAP information should not be viewed as a substitute for, or superior to, net income prepared in accordance with GAAP as a measure of our profitability or liquidity. Users of this financial information should consider the types of events and transactions for which adjustments have been made.

$10 Million Share Repurchase Program Authorized

YuMe also announced today that its board of directors has authorized a $10 million share repurchase program. This authorization is the first in YuMe’s history, and represents approximately nine percent of the Company’s outstanding shares, based on recent trading prices. The authorization has no set expiration date, but, subject to market conditions and other factors, is intended to be completed over the next twelve months.

Business Outlook

Today, the Company is providing the following estimates for its key financial measures for the first quarter of 2016:

Q1 2016
Revenue	$35.5 - $37.0 million
Adjusted EBITDA	$(2.5) - $(1.5) million

Conference Call and Webcast Information

Senior management will host a conference call at 5:00 p.m. ET today to discuss the Company’s results. Investors may access the live call by dialing (877) 201-0168 or (647) 788-4901. A replay will be available through Thursday, February 25 at (855) 859-2056 or (404) 537-3406. (Conference ID: 37705966). A live and archived Webcast of the call will be available at http://investors.yume.com.

About YuMe

YuMe, Inc. (NYSE: YUME) is a leading provider of global audience technologies, curating relationships between brand advertisers and consumers of premium video content across a growing range of connected devices. Combining data-driven technologies with deep insight into audience behavior, YuMe offers brand advertisers end-to-end marketing software that establishes greater brand resonance with engaged consumers. It is the evolution of brand advertising for an ever-expanding video ecosystem. YuMe is headquartered in Redwood City, CA with European headquarters in London and 17 additional offices worldwide. For more information, visit YuMe.com/pr, follow @YuMeVideo and like YuMe on Facebook. YuMe, YuMe for Publishers and YFP are trademarks of YuMe. All other brands, products or service names are or may be trademarks or service marks of their respective owners.

Forward-Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical fact are statements that could be forward-looking statements, including, but not limited to, statements about our growth strategy, our operating results, market trends, and quotations from management. These forward-looking statements are subject to risks and uncertainties, assumptions and other factors that could cause actual results and the timing of events to differ materially from future results that are expressed or implied in our forward-looking statements. Factors that could cause or contribute to such differences include competitive trends in a dynamic market, the lack of market acceptance of our product offerings, our history of net losses and limited operating history, which make it difficult to evaluate our prospects, our fluctuating quarterly results of operations, and our dependence on a limited number of customers in a highly competitive industry. These and other risk factors are discussed under “Risk Factors” in YuMe’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2015 that has been filed with the U.S. Securities and Exchange Commission (the “SEC”), and in our future filings and reports with the SEC. The forward-looking statements in this press release are based on information available to YuMe as of the date hereof, and YuMe assumes no obligation to update any forward-looking statements.

Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles (“GAAP”), we report adjusted EBITDA, which is a non-GAAP financial measure. We calculate adjusted EBITDA as net income, excluding income taxes, interest, depreciation and amortization, and stock-based compensation. We believe that adjusted EBITDA provides useful information to investors in understanding our operating results in the same manner as management and the board of directors. This non-GAAP information is not necessarily comparable to non-GAAP information presented by other companies. Non-GAAP financial information should not be viewed as a substitute for, or superior to, financial information prepared in accordance with GAAP. Users of this non-GAAP financial information should consider the types of events and transactions for which adjustments have been made.

We have included adjusted EBITDA in this release because it is a key measure we use to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short- and long-term operational plans. In particular, we believe that adjusted EBITDA can provide a useful measure for period-to-period comparisons of our operating results because it excludes some expenses that may mask underlying trends.

In the table following the financial statements attached to this press release, the non-GAAP financial measures used in this press release are reconciled to the most directly comparable GAAP financial measures. With respect to adjusted EBITDA expectations provided under “Business Outlook” above, quantitative reconciliation to the most directly comparable GAAP financial measure is not feasible, because unpredictable fluctuations in our stock price makes it difficult to estimate accurately future stock-based compensation expenses that are excluded from these non-GAAP financial measures. We expect that the variability of the above charges may have a significant and unpredictable impact on our future GAAP financial results.

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Investor Relations

Gary J. Fuges, CFA

ir@yume.com

650-503-7875

YuMe, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	As of December 31, 2015	As of December 31, 2014
		(1)
Assets
Current assets:
Cash and cash equivalents	$17,859	$38,059
Marketable securities	30,600	26,158
Restricted cash	292	—
Accounts receivable, net	67,131	68,441
Prepaid expenses and other current assets	3,978	3,642
Total current assets	119,860	136,300
Marketable securities, long-term	11,724	2,428
Property, equipment and software, net	12,110	10,407
Goodwill	3,902	3,902
Intangible assets, net	659	1,329
Restricted cash, non-current	403	292
Deposits and other assets	416	384
Total assets	$149,074	$155,042

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$12,080	$11,692
Accrued digital media property owner costs	17,155	18,277
Accrued liabilities	16,767	16,338
Deferred revenue	214	198
Capital leases	—	41
Total current liabilities	46,216	46,546
Other long-term liabilities	77	117
Deferred tax liability	178	431
Total liabilities	46,471	47,094

Stockholders’ equity:
Common stock	34	33
Additional paid-in-capital	150,001	138,497
Accumulated deficit	(47,167)	(30,422)
Accumulated other comprehensive loss	(265)	(160)
Total stockholders’ equity	102,603	107,948
Total liabilities and stockholders’ equity	$149,074	$155,042

(1) The condensed consolidated balance sheet as of December 31, 2014 was derived from audited financial statements.

YuMe, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Revenue	$53,836	$57,108	$173,254	$177,779
Cost of revenue(1)	28,856	29,561	95,028	93,096
Gross profit	24,980	27,547	78,226	84,683
Operating expenses:
Sales and marketing(1)	14,489	17,439	59,912	65,112
Research and development(1)	2,833	1,881	10,937	5,908
General and administrative(1)	5,812	6,107	23,584	21,736
Total operating expenses	23,134	25,427	94,433	92,756
Income (loss) from operations	1,846	2,120	(16,207)	(8,073)
Interest and other expense, net
Interest expense	(2)	—	(8)	(8)
Other expense, net	(94)	(357)	(230)	(888)
Total interest and other expense, net	(96)	(357)	(238)	(896)
Income (loss) before income taxes	1,750	1,763	(16,445)	(8,969)
Income tax benefit (expense)	(130)	149	(300)	224
Net income (loss)	$1,620	$1,912	$(16,745)	$(8,745)

Net income (loss) per share:
Basic	$0.05	$0.06	$(0.49)	$(0.27)
Diluted	$0.05	$0.06	$(0.49)	$(0.27)
Weighted-average shares used to compute net income (loss) per share:
Basic	34,435	33,050	33,829	32,591
Diluted	34,976	33,904	33,829	32,591

(1)	Stock-based compensation included above (in thousands, unaudited):

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Cost of revenue	$67	$97	$312	$342
Sales and marketing	748	754	3,403	2,776
Research and development	292	131	1,111	482
General and administrative	1,038	623	4,053	2,174
Total stock-based compensation	$2,145	$1,605	$8,879	$5,774

YuMe, Inc.

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION

(In thousands)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Net income (loss)	$1,620	$1,912	$(16,745)	$(8,745)
Adjustments:
Interest expense	2	—	8	8
Income tax (benefit) expense	130	(149)	300	(224)
Depreciation and amortization expense	1,712	1,251	6,006	4,620
Stock-based compensation expense	2,145	1,605	8,879	5,774
Total Adjustments	3,989	2,707	15,193	10,178
Adjusted EBITDA profit (loss)	$5,609	$4,619	$(1,552)	$1,433